Exhibit No. 99

News Release

Media Line: (410) 470-7433
www.constellation.com

Constellation Energy Nuclear Group	Constellation NewEnergy
Constellation Energy Commodities Group	Baltimore Gas and Electric Company
Constellation Energy Control & Dispatch Group	BGE Home
Constellation Energy Projects & Services Group

Media Contacts:	Robert L. Gould
Debra Larsson
(410) 470-7433

Investor Contact:	Carim Khouzami
(410) 470-6440

Constellation Energy Reports Third Quarter 2009 Results

•                  Strong business operating performance

•                  Improved net available liquidity and strengthened balance sheet

•                  Earnings guidance increased to $3.25 to $3.45 per share in 2009; guidance reaffirmed for 2010 at $3.05 to $3.45 per share

BALTIMORE, Oct. 30, 2009 - Constellation Energy (NYSE: CEG) today reported adjusted earnings of $1.23 per share for the third quarter of 2009, compared with adjusted earnings of $0.76 per share in the same period last year. Adjusted earnings exclude the cumulative effects of changes in accounting principles, discontinued operations and special items (which are defined as significant items that are not related to our ongoing, underlying business or which distort comparability of results). On a generally accepted accounting principles (GAAP) basis, the company reported earnings of $0.69 per share for the third quarter of 2009, compared with a loss of $1.27 per share in the third quarter of 2008. Year-over-year GAAP results were driven primarily by the absence of impairment charges recorded during the third quarter of 2008.

Constellation Energy increased earnings guidance for 2009 to $3.25 to $3.45 per share and reaffirmed its 2010 earnings guidance of $3.05 to $3.45 per share.

“Our businesses delivered strong quarterly results and our nuclear and fossil fleets maintained top-tier reliability and operating performance,” said Mayo A. Shattuck III, chairman, president and chief executive officer. “Based on these strong financial and operational results, and early indications that electricity demand is stabilizing in some markets, we’re increasing our

2009 guidance range by 15 cents to $3.25 to $3.45 per share, as well as reaffirming our 2010 guidance of $3.05 to $3.45 per share.

“Throughout the year, we’ve steadily improved our balance sheet metrics and in the third quarter substantially completed our de-risking efforts,” said Shattuck. “As a result of these activities and improving financial market conditions, our net available liquidity at the close of the quarter was $5.7 billion and we were able to retire a $500 million bond. Through the first three quarters of the year, we’ve reduced our total debt by approximately $2 billion. Fitch and Moody’s recently affirmed our company’s investment-grade credit rating with a stable outlook. All of these developments speak to the significant success we’ve had in strengthening and stabilizing Constellation Energy’s balance sheet.

“We continue to work toward the close of our pending nuclear joint venture with EDF Group (EDF). We took a step closer earlier this month with the approval of the overall transaction by the Nuclear Regulatory Commission, and we are nearing the end of the process in Maryland,” said Shattuck.

“We also received very welcome news this past Tuesday when the Obama administration awarded Baltimore Gas and Electric Company a $200 million stimulus grant for one of the nation’s most ambitious Smart Grid programs. This award, the maximum under the program, will greatly reduce capital cost for installation of two million residential and commercial smart meters, and we are currently before the Maryland Public Service Commission for approval of appropriate cost recovery measures.

“Throughout the year, we have executed well on a broad restructuring that has positioned our company to prudently expand our physical footprint,” said Shattuck. “We believe we’re poised to deliver significant value to shareholders in the years ahead.”

The following tables summarize adjusted earnings per share and earnings per share reported in accordance with GAAP for the company’s business segments and provide a reconciliation to total company reported earnings.

	Three Months Ended September 30,
	2009			2008
	Reported			Reported
	GAAP	Adjusted		GAAP	Adjusted
	EPS*	EPS		EPS*	EPS
EARNINGS (LOSS) PER COMMON SHARE
Baltimore Gas and Electric	$0.14	$0.14		$0.11	$0.16	(3)
Merchant Energy	0.58	1.10	(1)	(1.38)	0.59	(4)
Other Nonregulated	(0.03)	(0.01	)(2)	—	0.01	(5)
Diluted Earnings (Loss) Per Share	$0.69	$1.23		$(1.27)	$0.76

* Unaudited.

Reported GAAP EPS was adjusted by the following amounts to calculate Adjusted EPS

(1) Addition of net losses from operations being divested of $0.31 per share, addition of impairment losses and other costs of $0.14 per share, addition of merger termination and strategic alternatives costs of $0.06 per share, and addition of workforce reduction costs of $0.01 per share.

(2) Addition of losses from UniStar of $0.02 per share.

(3) Addition of merger and strategic alternatives costs of $0.06 per share and subtraction of effective tax rate impact related to Maryland settlement agreement of $0.01 per share.

(4) Addition of impairment losses and other costs of $1.76 per share, addition of net write-down of SO2 and NOx allowance inventory of $0.13 per share, addition of merger and strategic alternatives costs of $0.14 per share, and addition of workforce reduction costs of $0.01 per share. Subtraction of mark-to-market gains on certain non-qualifying hedges of $0.07 per share.

(5) Addition of merger and strategic alternatives costs of $0.01 per share.

	Nine Months Ended September 30,
	2009			2008
	Reported			Reported
	GAAP	Adjusted		GAAP	Adjusted
	EPS*	EPS		EPS*	EPS
EARNINGS (LOSS) PER COMMON SHARE
Baltimore Gas and Electric	$0.61	$0.61		$(0.08)	$0.61	(3)
Merchant Energy	(0.41)	2.47	(1)	0.59	2.91	(4)
Other Nonregulated	(0.09)	(0.02	)(2)	—	0.01	(5)
Diluted Earnings Per Share	$0.11	$3.06		$0.51	$3.53

* Unaudited.

Reported GAAP EPS was adjusted by the following amounts to calculate Adjusted EPS

(1) Addition of net losses from operations being divested of $1.85 per share, addition of impairment losses and other costs of $0.65 per share, addition of merger termination and strategic alternatives costs of $0.35 per share, and addition of workforce reduction costs of $0.03 per share.

(2) Addition of losses from UniStar of $0.05 per share and addition of impairment losses and other costs of $0.02 per share.

(3) Addition of earnings impact related to the Maryland settlement agreement of $0.69 per share and addition of merger and strategic alternatives costs of $0.06 per share.  Subtraction of effective tax rate impact related to Maryland settlement agreement of $0.06 per share.

(4) Addition of impairment losses and other costs of $1.74 per share, addition of net write-down of SO2 and NOx allowance inventory of $0.13 per share, addition of mark-to-market losses on certain non-qualifying hedges of $0.32 per share, addition of merger and strategic alternatives costs of $0.14 per share, and addition of workforce reduction costs of $0.01 per share.  Subtraction of earnings from our synthetic fuel processing facilities of $0.02 per share.

(5) Addition of merger and strategic alternatives costs of $0.01 per share.

Baltimore Gas and Electric Company (BGE)

BGE recorded adjusted earnings of 14 cents per share for the third quarter of 2009, as compared with 16 cents for the third quarter of 2008, with the decline primarily being driven by the impact of share dilution.

Merchant

Our Merchant segment recorded adjusted earnings of $1.10 per share for the third quarter of 2009, as compared with 59 cents per share in the third quarter of 2008. A comparison of year-over-year quarterly results is difficult due to the nature of our de-risking activities. In the third quarter of 2008, we realized significant losses while exiting long power positions to reduce risk and bolster liquidity. This compares to our modest de-risking efforts in a less volatile market environment in this year’s third quarter. On a year-over-year basis, these very different activities and objectives drove approximately 95 cents of positive variance. Other notable contributors of negative year-over-year impacts in our Merchant business included share dilution and interest expense. These factors contributed a year-over-year variance of 24 cents.

As for our ongoing Merchant businesses, year-over-year, our Customer Supply operation was down 17 cents per share, as lower volumes were offset in part by higher margins on new business and lower levels of customer attrition. Our Generation operations were down 3 cents per share in the third quarter of 2009, as compared with the third quarter of 2008, primarily due to the costs associated with a planned outage at our R.E. Ginna Nuclear Power Plant in 2009.

Financial Statements

The Sept. 30, 2009, financial statements and supplemental information are attached.

Adjusted Earnings

Constellation Energy presents adjusted earnings per share (adjusted EPS) in addition to its reported earnings per share in accordance with generally accepted accounting principles (reported GAAP EPS). Adjusted EPS is a non-GAAP financial measure that differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles, discontinued operations, special items (which we define as significant items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations, the impact of certain economic, non-qualifying hedges and synfuel earnings. The mark-to-market impact of these hedges has been significant to reported results but economically neutral to the company in that offsetting gains or losses on underlying accrual positions will be recognized in the future. Synfuel earnings have been excluded due to the potential for oil-price volatility to result in a difficult-to-forecast phase-out of tax credits.

Effective in 2009, we are no longer adjusting our reported GAAP EPS for synfuel earnings, due to the expiration of the tax credit, and non-qualifying hedges, which were related to activities conducted by our recently divested operations.

We present adjusted EPS because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods, since it excludes the impact of items such as impairment losses, workforce reduction costs or gains and losses on the sale of assets, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods. However, investors should note that this non-GAAP measure involves judgment by management (in particular, judgment as to what is classified as a special item to be excluded from adjusted earnings). This non-GAAP measure is also used to evaluate management’s performance and for compensation purposes.

Constellation Energy also provides its earnings guidance in terms of adjusted EPS. Constellation Energy is unable to reconcile its guidance to GAAP earnings per share because we do not predict the future impact of special items due to the difficulty of doing so. In the past, the impact of special items has been material to our operating results computed in accordance with GAAP.  Our 2009 and 2010 guidance excludes the results of the UniStar Nuclear Energy joint venture and any impact from the operations and divestiture of our international commodities, Houston-based gas trading, international uranium marketing and west power trading operations, in addition to any other special items that may occur. We note that such information is not in accordance with GAAP and should not be viewed as a substitute to GAAP information.

SEC Filings

The company plans to file its Form 10-Q for the three months ended Sept. 30, 2009, on or about Nov. 6, 2009.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including the disclosures set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Conference Call Oct. 30, 2009

Constellation Energy will host a conference call at 8:30 a.m. (EDT) on Oct. 30, 2009, to review the results. To participate, analysts, investors, media and the public in the U.S. may dial (888) 455-2894 shortly before 8:30 a.m. The international phone number is (773) 681-5899. The conference password is ENERGY. A replay will be available approximately one hour after the end of the call by dialing (800) 337-4110 or (203) 369-3797 (international).

A live audio webcast of the conference call, presentation slides and the earnings press release will be available on the Investor Relations page of Constellation Energy’s Web site (www.constellation.com). A webcast replay, as well as a replay in downloadable MP3 format, will also be available on the site shortly after the completion of the call. The call will also be recorded and archived on the site.

About Constellation Energy

Constellation Energy (www.constellation.com) is a leading supplier of energy products and services to wholesale and retail electric and natural gas customers. It owns a diversified fleet of generating units located throughout the United States, totaling approximately 9,100 megawatts of generating capacity, and is among the leaders pursuing the development of new nuclear plants in the United States. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland. A FORTUNE 500 company headquartered in Baltimore, Constellation Energy had revenues of $19.8 billion in 2008.

Addendum — Amounts Excluded to Arrive at Adjusted EPS

	Three Months Ended September 30, 2009
	After-Tax Income (Expense) Impact
	($ millions)	(Per Share)

Operations Being Divested	$(62.9)	$(0.31)

Impairment Losses and Other Costs	(28.7)	(0.14)

Merger Termination and Strategic Alternatives Costs	(13.1)	(0.06)

UniStar Nuclear Energy Results	(3.9)	(0.02)

Workforce Reduction Costs	(1.6)	(0.01)

Total Amounts Excluded to Arrive at Adjusted EPS	$(110.2)	$(0.54)

Operations Being Divested

Consistent with our 2009 earnings guidance, we have excluded the operating results from our international commodities, Houston-based gas trading, international uranium marketing and west power trading operations and the net losses on the sales of these operations. We sold a majority of our international commodities operation in the first quarter of 2009 and our Houston-based gas trading and the other divested operations in the second quarter of 2009. Third quarter activity primarily reflects the impact of a change in our estimated annual effective tax rate at Sept. 30, 2009, requiring us to reduce the income tax benefit recognized in connection with the losses recorded in the first half of the year, and results from the wind-down of the portion of our international commodities operations that was not sold.

Impairment Losses and Other Costs

This category includes impairment charges recorded in connection with our nuclear decommissioning trust investments, our shipping joint venture, our equity method investment in Constellation Energy Partners LLC (CEP) and certain other investments, as well as costs that we incurred in connection with the operations that we divested. Third quarter activity primarily reflects the impact of a change in our estimated annual effective tax rate at Sept. 30, 2009, requiring us to reduce the income tax benefit recognized in connection with charges recorded in the first half of the year, and lease termination costs associated with international facilities that are no longer being used.

Merger Termination and Strategic Alternatives Costs

In the third quarter, we recorded additional costs associated with the EDF transaction, including the amortization of credit facility amendment fees that is classified as Interest Expense in our Consolidated Statements of Income (Loss).

UniStar Nuclear Energy Results

Consistent with our 2009 earnings guidance, we have excluded the operating results from UniStar Nuclear Energy as it remains in a development stage.

Workforce Reduction Costs

In the first quarter of 2009, we recorded charges in connection with certain workforce reductions primarily in connection with the divestiture of a majority of our international commodities operation.  Third quarter activity primarily reflects the impact of a change in our estimated annual effective tax rate at Sept. 30, 2009, requiring us to reduce the income tax benefit recognized in connection with charges recorded in the first half of the year.

Constellation Energy Group and Subsidiaries

Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(In Millions, Except Per Share Amounts)
Revenues
Nonregulated revenues	$3,161.7	$4,351.0	$9,371.3	$12,187.2
Regulated electric revenues	788.3	822.3	2,250.8	1,980.3
Regulated gas revenues	77.7	150.3	573.1	724.4
Total revenues	4,027.7	5,323.6	12,195.2	14,891.9

Expenses
Fuel and purchased energy expenses	2,650.4	4,318.0	8,555.2	11,620.5
Operating expenses	587.7	482.9	1,730.6	1,784.5
Merger termination and strategic alternatives costs	4.9	39.2	51.2	39.2
Impairment losses and other costs	7.5	477.1	103.3	477.1
Workforce reduction costs	0.4	2.2	11.6	2.2
Depreciation, depletion, and amortization	149.3	134.3	446.8	424.5
Accretion of asset retirement obligations	18.5	17.2	54.6	50.8
Taxes other than income taxes	74.4	81.1	224.7	227.0
Total expenses	3,493.1	5,552.0	11,178.0	14,625.8
Net (Loss) Gain on Divestitures	(0.3)	—	(464.4)	91.5
Income (Loss) from Operations	534.3	(228.4)	552.8	357.6
Other Income (Expense)	38.7	(15.8)	23.3	42.2
Fixed Charges
Interest expense	129.7	100.0	406.8	252.3
Interest capitalized and allowance for borrowed funds used during construction	(22.5)	(10.5)	(65.7)	(26.2)
Total fixed charges	107.2	89.5	341.1	226.1
Income (Loss) from Continuing Operations Before Income Taxes	465.8	(333.7)	235.0	173.7
Income Tax Expense (Benefit)	298.4	(111.6)	159.0	71.4
Net Income (Loss)	167.4	(222.1)	76.0	102.3
Less: Net Income Attributable to Noncontrolling Interests and BGE Preference Stock Dividends	29.8	3.6	53.8	10.8
Net Income (Loss) Applicable to Common Stock	$137.6	$(225.7)	$22.2	$91.5

Average Shares of Common Stock Outstanding - Basic	199.6	178.4	199.1	178.3
Average Shares of Common Stock Outstanding - Diluted	200.8	179.5	199.9	180.0

Earnings (Loss) Per Common Share - Basic	$0.69	$(1.27)	$0.11	$0.51

Earnings (Loss) Per Common Share - Diluted	$0.69	$(1.27)	$0.11	$0.51

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2009	2008
	(In Millions)
ASSETS
Current Assets
Cash and cash equivalents	$742.6	$202.2
Accounts receivable (net of allowance for uncollectibles of $180.9 and $240.6, respectively)	2,217.1	3,389.9
Fuel stocks	303.8	717.9
Materials and supplies	224.4	224.5
Derivative assets	582.8	1,465.0
Unamortized energy contract assets	89.8	81.3
Restricted cash	48.9	1,030.5
Deferred income taxes	346.0	268.0
Other	264.7	815.5
Total current assets	4,820.1	8,194.8
Investments And Other Noncurrent Assets
Nuclear decommissioning trust funds	1,200.4	1,006.3
Other investments	350.0	421.0
Regulatory assets (net)	434.1	494.7
Goodwill	25.4	4.6
Derivative assets	917.7	851.8
Unamortized energy contract assets	212.5	173.1
Other	292.0	421.3
Total investments and other noncurrent assets	3,432.1	3,372.8
Property, Plant And Equipment
Nonregulated property, plant and equipment	9,496.3	8,866.2
Regulated property, plant and equipment	6,651.7	6,419.4
Nuclear fuel (net of amortization)	528.4	443.0
Accumulated depreciation	(5,222.6)	(5,012.1)
Net property, plant and equipment	11,453.8	10,716.5
Total Assets	$19,706.0	$22,284.1
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$334.9	$855.7
Current portion of long-term debt	1,333.6	2,591.5
Accounts payable and accrued liabilities	1,368.9	2,370.1
Customer deposits and collateral	105.4	120.3
Derivative liabilities	823.1	1,241.8
Unamortized energy contract liabilities	397.4	393.5
Accrued expenses	393.9	373.1
Other	447.7	514.2
Total current liabilities	5,204.9	8,460.2
Deferred Credits And Other Noncurrent Liabilities
Deferred income taxes	1,223.2	677.0
Asset retirement obligations	1,040.8	987.3
Derivative liabilities	964.8	1,115.0
Unamortized energy contract liabilities	682.3	906.4
Defined benefit obligations	1,049.5	1,354.3
Deferred investment tax credits	39.6	44.1
Other	365.8	249.6
Total deferred credits and other noncurrent liabilities	5,366.0	5,333.7
Long-Term Debt
Long-term debt of nonregulated businesses	3,938.8	5,467.0
Long-term debt of BGE	1,443.0	1,443.0
Rate stabilization securitization bonds of BGE	537.8	564.4
6.20% deferrable interest subordinated debentures due October 15, 2043 to BGE wholly owned BGE Capital Trust II relating to trust preferred securities	257.7	257.7
Unamortized discount and premium	(4.1)	(41.9)
Current portion of long-term debt	(1,333.6)	(2,591.5)
Total long-term debt	4,839.6	5,098.7
Equity
Common shareholders’ equity:
Common stock	3,213.0	3,164.5
Retained earnings	2,089.4	2,228.7
Accumulated other comprehensive loss	(1,269.4)	(2,211.8)
Total common shareholders’ equity	4,033.0	3,181.4
BGE preference stock not subject to mandatory redemption	190.0	190.0
Noncontrolling interests	72.5	20.1
Total equity	4,295.5	3,391.5
Total Liabilities And Equity	$19,706.0	$22,284.1

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Merchant Operating Statistics (Unaudited)

	Nine Months Ended September 30,
			Oil &	Hydro &
	Nuclear	Coal	Gas	Renewables	Other	Total
Generation by Fuel Type (%)
2009	65.1	30.2	1.0	2.1	1.6	100.0
2008	61.7	33.5	1.1	2.3	1.4	100.0
Thousands of MWH
2009	23,871	11,076	373	796	574	36,690
2008	23,794	12,914	404	894	546	38,552

Certain prior-period amounts have been revised to conform with the current period’s presentation.

Utility Operating Statistics (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
ELECTRIC
Revenues (In Millions)
Residential	$541.2	$518.6	$1,524.3	$1,240.9
Commercial
Excluding Delivery Service Only	138.9	198.2	420.2	453.6
Delivery Service Only	64.5	61.2	182.3	168.6
Industrial
Excluding Delivery Service Only	7.9	10.6	23.6	24.2
Delivery Service Only	7.9	7.3	22.1	21.1
System Sales	760.4	795.9	2,172.5	1,908.4
Other	27.9	26.5	78.3	72.1
Total	$788.3	$822.4	$2,250.8	$1,980.5

Distribution Volumes (In Thousands) - MWH
Residential	3,450	3,467	9,761	9,978
Commercial
Excluding Delivery Service Only	1,051	1,162	3,043	3,008
Delivery Service Only	3,206	3,227	8,943	8,869
Industrial
Excluding Delivery Service Only	67	73	203	186
Delivery Service Only	687	797	2,079	2,345
Total	8,461	8,726	24,029	24,386

GAS
Revenues (In Millions)
Residential
Excluding Delivery Service Only	$41.2	$57.8	$350.4	$385.0
Delivery Service Only	2.7	2.7	13.8	13.4
Commercial
Excluding Delivery Service Only	10.8	18.6	99.4	117.6
Delivery Service Only	7.1	8.4	29.8	33.1
Industrial
Excluding Delivery Service Only	0.5	0.7	5.1	5.8
Delivery Service Only	2.7	3.8	10.2	11.7
System Sales	65.0	92.0	508.7	566.6
Off-System Sales	12.2	62.1	62.8	166.5
Other	1.0	1.4	5.3	6.9
Total	$78.2	$155.5	$576.8	$740.0

Distribution Volumes (In Thousands) - DTH
Residential
Excluding Delivery Service Only	2,430	2,468	26,054	24,631
Delivery Service Only	250	252	2,841	2,647
Commercial
Excluding Delivery Service Only	1,024	1,073	8,913	8,773
Delivery Service Only	4,265	5,111	19,300	21,739
Industrial
Excluding Delivery Service Only	46	42	475	468
Delivery Service Only	4,567	4,532	14,761	14,050
System Sales	12,582	13,478	72,344	72,308
Off-System Sales	3,170	5,371	13,903	14,791
Total	15,752	18,849	86,247	87,099

Utility operating statistics do not reflect the elimination of intercompany transactions.

Heating Degree Days (Calendar-Month Basis)

Heating Degree Days	- Actual	77	60	3,134	2,899
	- Normal	84	83	3,034	3,083
Cooling Degree Days	- Actual	499	523	716	761
	- Normal	588	589	827	827

Constellation Energy Group and Subsidiaries

Supplemental Financial Statistics (Unaudited)

	Nine Months Ended
	September 30,
	2009	2008
Effective Tax Rate	67.7%	41.1%

Equity Investment In Nonregulated Businesses — End of Period (In Millions)	$2,409.7	$3,398.7

Equity Investment In Regulated Business — End of Period (In Millions)	$1,623.3	$1,459.9

Common Stock Data

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Common Stock Dividends - Per Share
—Declared	$0.2400	$0.4775	$0.7200	$1.4325
—Paid	$0.2400	$0.4775	$0.9575	$1.3900

Market Value Per Share
—High	$33.37	$85.53	$33.37	$107.97
—Low	$25.76	$13.00	$15.05	$13.00
—Close	$32.37	$24.30	$32.37	$24.30

Shares Outstanding—End of Period (In Millions)	200.8	178.4	200.8	178.4

Book Value per Share—End of Period	$20.08	$27.23	$20.08	$27.23